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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated October 15, 1996 with respect to the balance sheet of Brookdale Living Communities, Inc., the combined financial statements of Original Facilities, the combined financial statements of Activelife Facilities, and the financial statements of Gables at Brighton Associates, in Amendment No. 2 to the Registration Statement (Form S-1) and related Prospectus of Brookdale Living Communities, Inc. for the registration of 6,468,750 shares of its common stock.

                                          ERNST & YOUNG LLP

Chicago, Illinois

November 20, 1996